UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2010

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Effective January 18, 2010, United Development Funding IV, a Maryland real estate investment trust (“UDF IV”) made a $1,793,500.00 finished lot loan (the “Loan”) to HLL Land Acquisitions of Texas, L.P., a Texas limited partnership (“HLL”).  The Loan is evidenced and secured by a first lien deed of trust recorded against approximately 71 finished residential lots in The Preserve at Indian Springs, a residential subdivision in the City of San Antonio, Bexar County, Texas.

The Loan is evidenced and secured by a first lien deed of trust, a promissory note, assignments of certain lot sale contracts and earnest money, and other loan documents.  The interest rate under the Loan is the lower of 13% or the highest rate allowed by law.  The Loan matures and becomes due and payable in full on July 18, 2011.  The Loan provides HLL with a $289,440 interest reserve, pursuant to which UDF IV will fund HLL’s monthly interest payments and add the payments to the outstanding principal balance of the Loan.

HLL is a wholly-owned subsidiary of United Development Funding, L.P. (“UDF”).  UMTH General Services, L.P., a Delaware limited partnership (“UMTH GS”), is UDF IV’s advisor and is responsible for managing UDF IV’s affairs on a day-to-day basis.  UMTH GS has engaged UMTH Land Development, L.P., a Delaware limited partnership (“UMTH LD”), as UDF IV’s asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by UDF IV’s advisor and UMTH LD.  The investment and finance activities of UDF IV, UDF and HLL are overseen by UMTH LD.  In connection with the Loan, HLL agreed to pay a $17,935 origination fee to UMTH LD, which was charged to HLL and funded by UDF IV at the closing of the Loan.  UDF IV’s Board of Trustees and the asset manager’s Investment Committee determined that the Loan is fair, competitive and commercially reasonable, and no less favorable to UDF IV than comparable loans between unaffiliated parties.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Prospectus, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: January 19, 2010	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer